UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2012

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455	32-0027992
(Commission File Number)	(IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Appointment of Peter Briger to the Advisory Board

On August 19, 2012, Sky Petroleum, Inc. (the “Company”) appointed Mr. Peter Briger.to its Advisory Board as Chairman, effective immediately.   Mr. Briger’s compensation for his services as a Chairman and member of the Advisory Board is payable as follows:

Annual compensation of $20,000 per year, payable quarterly;

A total of 300,000 shares of common stock of Sky Petroleum in the following tranches; 150,000 to be issued within ten days of the appointment as Chairman of theAdvisory Board (“Bonus Shares”); and 150,000 to be issued after one year of service as Chairman of the Advisory Board.

Peter L. Briger is the founder and CEO of Hydromine and served in the U.S. Treasury Department during the administrations of John F. Kennedy and Lyndon B. Johnson.  He has extensive experience in the development, structuring and implementation of major mining, metallurgical, power generation and infrastructure projects on five continents and has been involved in the market, technical and financing aspects of each of the Hydromine projects.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated:	August 20, 2012	By:	/s/ Michael D. Noonan
Michael D. Noonan
VP Corporate

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